EXHIBIT 10.1

RESOLUTIONS

Director Compensation

RESOLVED, effective June 1, 2010, that directors who are not officers or employees of the Corporation or any of its subsidiaries (each a “Non-Employee Director”) shall be entitled to receive for their services as directors a quarterly cash retainer in the amount of $17,500 (“Quarterly Retainer”), to be paid on each June 1, September 1, December 1, and March 1 (each a “Quarterly Payment Date”) to each Non-Employee Director serving as a director on such date.

FURTHER RESOLVED, effective June 1, 2010, that each Non-Employee Director who serves as a chair of a committee of the Corporation’s Board of Directors shall be entitled to receive an additional quarterly chair fee for each such chair, in the amount of $3,500 (“Quarterly Chair Fee”), to be paid on each Quarterly Payment Date to each Non-Employee Director serving as a committee chair on such date.

FURTHER RESOLVED, effective June 1, 2010, that any Non-Employee Director initially elected or appointed to the Board or initially appointed as a committee chair effective on any date other than a Quarterly Payment Date shall be entitled to receive on the Quarterly Payment Date following the date he or she joins the Board or becomes such chair, as the case may be, an additional one-time fee in an amount equal to the Quarterly Retainer or Quarterly Chair Fee, as the case may be, multiplied by a fraction, the numerator of which is the number of calendar days such Non-Employee Director has served on the Board or as such chair prior to such Quarterly Payment Date and the denominator of which is 91.

FURTHER RESOLVED, that on June 1 of each year, each Non-Employee Director who is serving as a director on that date shall be entitled to receive a number of restricted stock units (“RSUs”) equal to $150,000 divided by the Fair Market Value, as defined in the 2006 Equity Compensation Plan for Non-Employee Directors (“Plan”), of the Corporation’s common stock as of such June 1, with any fractional amount rounded up to the next whole RSU.

FURTHER RESOLVED, that any Non-Employee Director initially elected or appointed to the Board effective on any date other than June 1 shall be entitled to receive on the date he or she joins the Board, a number of RSUs equal to $150,000 divided by the Fair Market Value, as defined in the Plan, of the Corporation’s common stock as of the date the Non-Employee Director joins the Board, multiplied by a fraction, the numerator of which is the number of full calendar months from such date until the following May 31 and the denominator of which is 12, with any fractional amount rounded to the next whole RSU.